Exhibit 99.1

VAREX ANNOUNCES FINANCIAL RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2025

SALT LAKE CITY, November 18, 2025 – Varex Imaging Corporation (Nasdaq: VREX) today announced its unaudited financial results for the fourth quarter and fiscal year 2025.

Q4FY25 Summary
•Revenues $229 million
•GAAP gross margin 34% | Non-GAAP gross margin* 34%
•GAAP operating margin 9% | Non-GAAP operating margin* 10%
•GAAP net income $0.29 per diluted share | Non-GAAP net income* $0.37 per diluted share
•Cash flow from operations was $8 million
FY25 Summary
•Revenues $845 million
•GAAP gross margin 34% | Non-GAAP gross margin* 35%
•GAAP operating margin (3)% | Non-GAAP operating margin* 9%
•GAAP net loss $(1.70) per diluted share | Non-GAAP net income* $0.90 per diluted share
•Cash flow from operations $42 million

Sunny Sanyal, Chief Executive Officer, stated, "Fourth quarter revenue reached $229 million, up 11% year-over-year and at the high-end of our expectations. This strong finish to the fiscal year was driven primarily by global CT tube sales in our Medical segment, while sustained momentum in our cargo systems business drove a 25% increase in Industrial segment sales compared to last year."

Varex’s fourth quarter revenue of $229 million was up 11% year-over-year. Medical segment revenue of $152 million was up 5% year-over-year. Industrial segment revenue of $77 million was up 25% year-over-year. Non-GAAP gross margin was 34% in the quarter compared to 33% in the fourth quarter of fiscal year 2024 and non-GAAP EPS increased to $0.37 in the quarter from $0.19 in the fourth quarter of fiscal year 2024.

Sanyal added, "In fiscal 2025, revenue grew 4% year-over-year to $845 million, driven by an improvement in our Medical segment and continued strength in the Industrial segment. Non-GAAP EBITDA grew 37% to $122 million, and non-GAAP EPS rose 73% to $0.90 for the year." Sanyal continued, "We advanced key growth initiatives, including innovative technologies like photon counting for CT and the successful launch of our radiographic detector from our new facility in India. In Industrial, we made substantial progress with our cargo systems vertical, securing over $55 million dollars of orders and shipping over 15 new systems during the year."

Balance Sheet & Cash Flow
Cash flow from operations was $8 million in the fourth quarter of fiscal year 2025. Cash, cash equivalents, and marketable securities was $155 million as of the end of fiscal year 2025 compared to $213 million at the end of fiscal year 2024. The primary driver of the year-over-year change in cash was due to the use of cash to pay down the outstanding principal of our Convertible Notes, which occurred on June 2, 2025.

Outlook
Guidance for the first quarter of fiscal year 2026 is as follows:

•Revenues are expected to be between $200 million and $215 million

•Non-GAAP net earnings per diluted share is expected to be between $0.05 and $0.25

Guidance for the company's net earnings per diluted share is provided on a non-GAAP basis only. This non-GAAP financial measure is forward-looking, and the company is unable to provide a meaningful or accurate reconciliation to a GAAP forecast of net earnings per diluted share without unreasonable effort due to certain of these reconciling items being uncertain, out of our control, and the amount and timing of these items being unable to be reasonably predicted. The actual amounts of such reconciling items could have a significant impact on the company's GAAP net income (loss) per diluted share.

Non-GAAP Financial Measures
*Please refer to "Reconciliation between GAAP and non-GAAP Financial Measures" below for a reconciliation of non-GAAP items to the comparable GAAP measures.

Conference Call Information
Varex will conduct its earnings conference call for the fourth quarter and fiscal year 2025 today at 3:00 p.m. Mountain Time. The conference call, including a supplemental slide presentation, will be webcast live and can be accessed at Varex’s website at www.vareximaging.com/investor-relations. Access will also be available by dialing 877-524-8416 from anywhere in the U.S. or by dialing 412-902-1028 from non-U.S. locations. The webcast and supplemental slide presentation will be archived on Varex’s website at www.vareximaging.com/financial-reports. A replay of the call will be available from today through December 2nd at 877-660-6853 from anywhere in the U.S. or 201-612-7415 from non-U.S. locations. The replay access code is 13756256. The listen-only webcast link is: https://event.choruscall.com/mediaframe/webcast.html?webcastid=c2ec6X3g

About Varex
Varex Imaging Corporation is a leading innovator, designer, and manufacturer of X-ray imaging components, which include X-ray tubes, digital detectors, and other image processing solutions that are key components of X-ray imaging systems, as well as X-ray imaging systems for industrial applications. With a 70+ year history of successful innovation, Varex’s products are used in medical imaging as well as in industrial and security imaging applications. Global OEM manufacturers incorporate the company’s X-ray sources, digital detectors, connecting devices, and imaging software in their systems to detect, diagnose, protect, and inspect. Headquartered in Salt Lake City, Utah, Varex employs approximately 2,400 people located in North America, Europe, and Asia. For more information visit vareximaging.com.

Forward Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning unaudited financial results; revenue and earnings guidance; key growth initiatives; tariff, and trade wars and their impact on our customers; industry or business outlook; product demand environment; expected future financial results or performance; and any statements using the terms “believe,” “expect,” “anticipate,” “can,” “should,” “would,” “could,” “estimate,” “may,” “intend,” and “potential,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause our actual results and the outcome and timing of certain events to differ materially from those projected or management’s current expectations. While forward-looking statements are based on assumptions and analyses made by management of Varex that it believes to be reasonable under the circumstances, whether actual results and developments will meet such expectations depends on a number of risks and uncertainties which could cause actual results, performance, and financial condition to differ materially from such expectations. Such risks and uncertainties include: changes in import/export regulatory regimes, tariffs, trade wars, and national policies, including exemptions thereto; reduction in or loss of business of one or more of our limited original equipment manufacturing customers; global, regional, and country-specific economic instability, shifting political environments, changing tax treatment, tariffs, trade wars, and other risks associated with international manufacturing, operations and sales; loss of business to, and an inability to effectively compete with, competitors; pricing pressures and other factors that could result in market erosion or loss of customers; failure to meet customers’ needs and demands; supply chain disruptions resulting in delayed product delivery, and increased costs as a result of reliance on a limited number of suppliers for certain key components; disruption of critical information systems or material breaches in the security of such systems; inability to maintain or defend intellectual property rights, and cost associated with protecting our intellectual property and defending such rights and defending against infringement claims; non-compliance with regulations applicable to marketing, manufacturing, labeling, and distributing our products and delays in obtaining regulatory clearances or approvals; limitations imposed by operating and financial restrictions of our debt financing agreements; and the other risks listed from time to time in our filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Varex assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

Varex has not filed its Form 10-K for the fourth quarter of fiscal year 2025. All financial results described here should be considered preliminary and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time Varex files its Form 10-K.

# # #

For Information Contact:
Christopher Belfiore
Director of Investor Relations
Varex Imaging Corporation
801.973.1566 | christopher.belfiore@vareximaging.com

VAREX IMAGING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In millions, except for per share amounts)	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Revenues, net
Medical	$152.1	$144.4	$592.6	$581.7
Industrial	76.8	61.3	252.0	229.3
Total revenues	228.9	205.7	844.6	811.0
Cost of revenues
Medical	104.1	97.5	392.5	405.0
Industrial	47.0	41.1	161.6	149.1
Total cost of revenues	151.1	138.6	554.1	554.1
Gross profit
Medical	48.0	46.9	200.1	176.7
Industrial	29.8	20.2	90.4	80.2
Total gross profit	77.8	67.1	290.5	256.9
Operating expenses:
Research and development	24.2	21.9	91.1	87.0
Selling, general, and administrative	34.0	34.3	133.3	137.8
Impairment of goodwill	—	—	93.9	—
Total operating expenses	58.2	56.2	318.3	224.8
Operating income (loss)	19.6	10.9	(27.8)	32.1
Interest income	1.0	1.8	8.5	7.3
Interest expense	(7.9)	(7.6)	(35.5)	(30.2)
Other income (expense), net	1.4	(2.6)	(4.4)	(4.2)
Interest and other expense, net	(5.5)	(8.4)	(31.4)	(27.1)
Income (loss) before taxes	14.1	2.5	(59.2)	5.0
Income tax expense	1.9	53.5	10.7	53.3
Net income (loss)	12.2	(51.0)	(69.9)	(48.3)
Less: Net income attributable to noncontrolling interests	—	0.1	0.4	0.5
Net income (loss) attributable to Varex	$12.2	$(51.1)	$(70.3)	$(48.8)
Net income (loss) per common share attributable to Varex
Basic	$0.29	$(1.25)	$(1.70)	$(1.20)
Diluted	$0.29	$(1.25)	$(1.70)	$(1.20)
Weighted average common shares outstanding
Basic	41.6	40.9	41.4	40.8
Diluted	41.8	40.9	41.4	40.8

VAREX IMAGING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except share and per share amounts)	October 3, 2025	September 27, 2024
Assets
Current assets:
Cash and cash equivalents	$145.0	$168.7
Marketable securities	10.1	31.8
Accounts receivable, net of allowance for credit losses of $2.1 million and $1.0 million at October 3, 2025 and September 27, 2024, respectively	156.6	157.7
Inventories, net	299.4	264.8
Prepaid expenses and other current assets	30.7	26.9
Total current assets	641.8	649.9
Property, plant, and equipment, net	157.8	153.4
Goodwill	198.4	291.0
Intangible assets, net	14.0	16.1
Investments in privately-held companies	24.5	26.8
Deferred tax assets	2.9	1.3
Operating lease assets	29.4	28.3
Other assets	38.6	46.8
Total assets	$1,107.4	$1,213.6
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$69.9	$59.1
Accrued liabilities and other current liabilities	98.4	78.6
Current operating lease liabilities	4.4	4.0
Current maturities of long-term debt, net	1.5	46.3
Deferred revenues	13.0	7.9
Total current liabilities	187.2	195.9
Long-term debt, net	366.0	397.1
Deferred tax liabilities	5.5	4.0
Operating lease liabilities	24.0	23.0
Other long-term liabilities	38.1	50.4
Total liabilities	620.8	670.4
Stockholders' equity:
Preferred stock, $0.01 par value: 20,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value: 150,000,000 shares authorized
Shares issued and outstanding: 41,689,672 and 41,094,179 at October 3, 2025 and September 27, 2024, respectively.	0.4	0.4
Additional paid-in capital	483.3	467.2
Accumulated other comprehensive loss	(5.2)	(2.9)
(Accumulated deficit) retained earnings	(5.9)	64.4
Total Varex stockholders' equity	472.6	529.1
Noncontrolling interests	14.0	14.1
Total stockholders' equity	486.6	543.2
Total liabilities and stockholders' equity	$1,107.4	$1,213.6

VAREX IMAGING CORPORATION
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
GROSS PROFIT RECONCILIATION
Revenues, net	$228.9	$205.7	$844.6	$811.0
Gross profit	77.8	67.1	290.5	256.9
Amortization of intangible assets	0.5	0.5	2.1	5.2
Other non-operational costs	—	0.1	—	0.1
Non-GAAP gross profit	$78.3	$67.7	$292.6	$262.2
Gross margin %	34.0%	32.6%	34.4%	31.7%
Non-GAAP gross margin %	34.2%	32.9%	34.6%	32.3%

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSE RECONCILIATION
Selling, general, and administrative	$34.0	$34.3	$133.3	$137.8
Amortization of intangible assets	0.4	0.5	1.7	4.7
Restructuring charges	0.2	1.2	2.3	2.9
Non-ordinary course litigation	2.3	1.4	7.4	5.2
Other non-operational costs (gain)	0.1	(0.1)	0.4	2.1
Non-GAAP selling, general, and administrative expense	$31.0	$31.3	$121.5	$122.9

OPERATING EXPENSE RECONCILIATION
Total operating expenses	$58.2	$56.2	$318.3	$224.8
Amortization of intangible assets	0.4	0.5	1.7	4.7
Restructuring charges	0.2	1.2	2.3	2.9
Impairment of goodwill	—	—	93.9	—
Non-ordinary course litigation	2.3	1.4	7.4	5.2
Other non-operational costs (gain)	0.1	(0.1)	0.4	2.1
Non-GAAP operating expense	$55.2	$53.2	$212.6	$209.9

VAREX IMAGING CORPORATION RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
OPERATING INCOME (LOSS) RECONCILIATION
Operating income (loss)	$19.6	$10.9	$(27.8)	$32.1
Amortization of intangible assets (includes amortization impacts to cost of revenues)	0.9	1.0	3.8	9.9
Restructuring charges (includes restructuring impact to cost of revenues)	0.2	1.2	2.3	2.9
Impairment of goodwill	—	—	93.9	—
Non-ordinary course litigation	2.3	1.4	7.4	5.2
Other non-operational costs (includes other non-operational impacts to cost of revenues)	0.1	—	0.4	2.2
Total operating income adjustments	3.5	3.6	107.8	20.2
Non-GAAP operating income	$23.1	$14.5	$80.0	$52.3
Operating margin %	8.6%	5.3%	(3.3)%	4.0%
Non-GAAP operating margin %	10.1%	7.0%	9.5%	6.4%

INCOME (LOSS) BEFORE TAXES RECONCILIATION
Income (loss) before taxes	$14.1	$2.5	$(59.2)	$5.0
Total operating income adjustments	3.5	3.6	107.8	20.2
Restructuring charges	—	—	(0.6)	—
Gain on purchase of business	—	—	—	(2.1)
Other non-operational costs (gain)	0.2	(0.1)	0.5	0.5
Total income before taxes adjustments	3.7	3.5	107.7	18.6
Non-GAAP income before taxes	$17.8	$6.0	$48.5	$23.6

INCOME TAX EXPENSE RECONCILIATION
Income tax expense	$1.9	$53.5	$10.7	$53.3
Tax effect on non-GAAP adjustments	(0.6)	54.1	(0.1)	51.4
Non-GAAP income tax expense (benefit)	$2.5	$(0.6)	$10.8	$1.9

VAREX IMAGING CORPORATION RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES (Unaudited)

	Three Months Ended		Twelve Months Ended
(In millions, except per share amounts)	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
NET INCOME (LOSS) AND DILUTED NET INCOME (LOSS) PER SHARE RECONCILIATION
Net income (loss) attributable to Varex	$12.2	$(51.1)	$(70.3)	$(48.8)
Total income before taxes adjustments	3.7	3.5	107.7	18.6
Effective tax rate on non-GAAP adjustments %	16.2%	(1,545.7)%	0.1%	(276.3)%
Tax effect on non-GAAP adjustments	(0.6)	54.1	(0.1)	51.4
Non-GAAP net income	15.3	6.5	37.3	21.2
Diluted net income (loss) per share	0.29	(1.25)	(1.70)	(1.20)
Non-GAAP diluted net income per share	$0.37	$0.16	$0.90	$0.52

ADJUSTED EBITDA RECONCILIATION
Net income (loss) attributable to Varex	$12.2	$(51.1)	$(70.3)	$(48.8)
Interest expense	7.9	7.6	35.4	29.6
Income tax expense	1.9	53.5	10.7	53.3
Depreciation	5.6	5.6	23.2	21.2
Amortization	1.1	1.0	4.0	9.9
Share-based compensation	3.4	3.5	15.0	15.3
Restructuring charges	0.2	1.2	1.7	2.9
Gain on purchase of business	—	—	—	(2.1)
Impairment of goodwill	—	—	93.9	—
Non-ordinary course litigation	2.3	1.4	7.4	5.2
Other non-operational costs	0.3	(0.1)	0.9	2.7
Adjusted EBITDA	$34.9	$22.6	$121.9	$89.2

Discussion of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures derived from our Consolidated Statements of Operations. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. These measures include: non-GAAP gross profit; non-GAAP gross margin; non-GAAP operating expense; non-GAAP operating earnings; non-GAAP operating earnings margin; non-GAAP earnings before taxes; non-GAAP net earnings; non-GAAP net earnings per diluted share, non-GAAP dilutive shares; and non-GAAP EBITDA. We are providing a reconciliation above of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We are unable to provide without unreasonable effort a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, and forecasting and planning for future periods. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business by excluding unusual and one-time costs. We believe that disclosing non-GAAP financial measures provides useful supplemental data that allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Non-GAAP measures include the following items:

Amortization of intangible assets: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition or asset purchase.We believe that excluding amortization of intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Purchase price accounting charges to cost of revenues: We may incur charges to cost of revenues as a result of acquisitions. We believe that excluding these charges allows the users of our financial statements to better understand the historic and current cost of our products, our gross margin, and also facilitates comparisons to peer companies.

Restructuring charges: We incur restructuring charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Acquisition and integration related costs: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, changes in fair value of acquisition related hedges, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business. We also incur expenses or benefits with respect to certain items associated with our acquisitions, such as integration costs relating to acquisition costs incurred prior to closing and up to 12 months after the closing date of the acquisition.

Impairment of goodwill: We may incur impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business and such charges may limit the comparability of our on-going operations with prior and future periods.

Non-ordinary course litigation: We may incur charges that result from non-ordinary course litigation matters such as certain intellectual property disputes and joint venture litigation. Litigation matters that are part of the ordinary course of the Company’s business, such as product liability claims, employment related matters and commercial contract disputes, are not excluded.

Other non-operational costs: Certain items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the company’s ongoing business operations. These may include such items as legal settlements, inventory write-downs for discontinued products, cost of facilities no longer in use, extinguishment of debt and hedge costs, environmental settlements, governmental settlements including tax settlements, and other items of similar nature.

Non-operational tax adjustments: Certain tax items may be non-recurring, unusual, infrequent and directly related to an event that is distinct and non-reflective of the company’s normal business operations. These may include such items as the retroactive impact of significant changes in tax laws, including changes to statutory tax rates and one-time tax charges.

Tax effects of operating earnings adjustments: We apply our non-GAAP adjustments to the GAAP pretax income to calculate the non-GAAP effective tax rate. This application of our non-GAAP effective tax rate excludes any discrete items, as defined in the guidance for accounting for income taxes in interim periods, or any other non-operational tax adjustments.

Dilution offset from convertible notes hedge transaction: In connection with the issuance of the company’s Convertible Senior Unsecured Notes (the Convertible Notes) in June 2020, the company entered into convertible note hedge transactions (the Hedge Transactions) to reduce the potential dilutive effect on common shares upon the potential conversion of the Convertible Notes. GAAP diluted shares outstanding includes the incremental dilutive shares from the company’s Convertible Notes. Under GAAP, the anti-dilutive impact of the Convertible Note Hedge Transactions is not reflected in GAAP diluted shares outstanding. In periods in which the average stock price per share exceeds $20.81 and the company has GAAP net income, the non-GAAP diluted share count includes the anti-dilutive impact of the company’s Hedge Transactions, which reduces the potential dilution that otherwise would occur upon conversion of the company’s Convertible Notes. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the Hedge Transactions against potential conversion of the Convertible Notes.